EX 11.1


             CHESAPEAKE CORPORATION AND SUBSIDIARIES
       COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
           for the three years ended December 31, 1999

       (Amounts in millions, except for per share amounts)


                                         1999     1998     1997
                                         ----      ----    ----
Basic:
   Weighted average number of common
     shares outstanding                  20.1      21.2    23.1
                                       ======    ======  ======
   Income before extraordinary item    $250.8    $ 34.0  $ 50.9
   Extraordinary item                       -      13.3    (2.3)
                                       ------    ------  ------
     Net income                        $250.8    $ 47.3  $ 48.6
                                       ======    ======  ======
Per share amount:
   Earnings before extraordinary item  $12.48    $ 1.60  $ 2.20
   Extraordinary item                       -       .63    (.10)
                                       ------    ------  ------
                                       $12.48    $ 2.23  $ 2.10
                                       ======    ======  ======
Diluted:
   Weighted average number of common
     shares outstanding                  20.1      21.2    23.1
   Net additional common shares
     issuable upon exercise of
     dilutive options, determined
     by treasury stock method using
     the average price                     .3        .4      .3
                                       ------    ------  ------
   Common shares, equivalents, and
     other potentially dilutive
     securities                          20.4      21.6    23.4
                                       ======    ======  ======
   Income before extraordinary item    $250.8    $ 34.0  $ 50.9
   Extraordinary item                       -      13.3    (2.3)
                                       ------    ------  ------
     Net income                        $250.8    $ 47.3  $ 48.6
                                       ======    ======  ======
   Per share amount:
     Earnings before extraordinary
       item                            $12.29    $ 1.57  $ 2.18
     Extraordinary item                     -       .62    (.10)
                                       ------    ------  ------
     Earnings                          $12.29    $ 2.19  $ 2.08
                                       ======    ======  ======


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